EXHIBIT  23.1

MOORE  &  ASSOCIATES,  CHARTERED
      ACCOUNTANTS AND ADVISORS
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             PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registration statement on Form SB-2/A of Nano Holdings International Inc, of our report dated September 19, 2006 except as for notes 4 and 7, which are dated October 4, 2006, on our audit of the consolidated balance sheet of Nano Holdings International, Inc., as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004; and the reference to us under the caption "Experts."


/S/  MOORE  &  ASSOCIATES,  CHARTERED
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Moore  &  Associates  Chartered
Las  Vegas,  Nevada
November 28,  2006